Exhibit 99.1

News Release

Contact: Diane Salucci, Vice President

Corporate Communications and Investor Relations

858.668.2586x3690

or

Spencer Davis, Director of Investor Relations

858.668.2586x4190

investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Full Year and Fourth Quarter 2009 Results

Revenue up 108.1% for the full year

SAN DIEGO, CA. (March 2, 2010) — Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today the results for its full year and fourth quarter ended December 31, 2009.

Highlights for the full year ended December 31, 2009:

•                  Total student enrollment increased 70.1% year-over-year to 53,688.

•                  Revenue increased 108.1% to $454.3 million from $218.3 million for the same period in 2008.

•                  Operating income increased 144.6% to $81.7 million from $33.4 million for the same period in 2008.

•                  Net income was $47.1 million, an increase of 78.2% compared with net income of $26.4 million for the same period in 2008.

•                  Non-GAAP net income increased 178.0% to $73.5 million from $26.4 million for the same period in 2008.

•                  Fully diluted earnings per common share increased 362.5% to $0.74 from $0.16 for the same period in 2008. Non-GAAP fully diluted earnings per common share increased 687.5% to $1.26 from $0.16 for the same period in 2008.

Highlights for the fourth quarter ended December 31, 2009:

•                  Revenue increased 90.6% to $131.8 million from $69.1 million for the fourth quarter of 2008.

•                  Operating income increased 376.6% to $33.9 million from $7.1 million for the same period in 2008.

•                  Net income was $19.6 million, an increase of 246.7% compared with net income of $5.7 million for the same period in 2008.

•                  Fully diluted earnings per common share increased 725.0% to $0.33 from $0.04 for the same period in 2008.

“Our solid results continue to demonstrate the strength and differentiation of our operating model,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education. “We offer quality higher education programs to students from around the world who are drawn to our compelling student value proposition, which offers high levels of accessibility, transferability of credits, affordability and the stability of heritage campuses. Tens of thousands have embraced our student value proposition — this is the driver behind four consecutive quarters of strong growth and solid financial results.”

Student Enrollment

Total student enrollment at Bridgepoint Education’s academic institutions, Ashford University and University of the Rockies, increased 70.1% to 53,688 students at December 31, 2009, compared with 31,558 students at the end of the fourth quarter of 2008. As of December 31, 2009, 99% of the total student population accessed their classes exclusively online.

Combined new student enrollments for the fourth quarter of 2009 at both of Bridgepoint Education’s academic institutions were approximately 10,600, an increase of 49.3%, compared with combined new student enrollments of approximately 7,100 for the fourth quarter of 2008.

Financial Results

Revenue for the fourth quarter of 2009 was $131.8 million, an increase of 90.6%, compared with revenue of $69.1 million for the fourth quarter of 2008.  Revenue for the year ended December 31, 2009, was $454.3 million, an increase of 108.1% compared with revenue of $218.3 million for the same period in 2008.

Operating income for the fourth quarter of 2009 was $33.9 million, an increase of 376.6% compared with $7.1 million for the same period in 2008. Operating income for the year ended December 31, 2009, was $81.7 million, an increase of 144.6% compared with $33.4 million for the same period in 2008.

Non-GAAP operating income for the year ended December 31, 2009, which excludes (1) an $11.1 million charge taken in the first quarter related to the settlement of a stockholder claim (of which $10.6 million was non-cash) and (2) a non-cash charge of $30.4 million taken in the second quarter related to the acceleration of certain exit options in connection with the Company’s initial public offering, was $123.2 million, a 268.6% increase from the same period in 2008.  See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Net income for the fourth quarter of 2009 was $19.6 million, an increase of 246.7% compared with net income of $5.7 million for the fourth quarter of 2008. Net income for the year ended December 31, 2009, was $47.1 million, an increase of 78.2%, compared with net income of $26.4 million for the same period in 2008.

Non-GAAP net income for the fourth quarter of 2009 was $20.1 million, which reflects a $0.5 million increase in the net income effect of the $11.1 million settlement charge taken in the first quarter of 2009 based on management’s current estimate of the tax impact thereof. Non-GAAP net income for the year ended December 31, 2009, which excludes (1) the net income effect of $17.1 million related to the $30.4 million option acceleration charge taken in the second quarter of 2009 and (2) the net income effect of $9.3 million related to the $11.1 million settlement charge taken in the first quarter of 2009, was $73.5 million, a 178.0% increase from the same period in 2008. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Fully diluted earnings per common share for the fourth quarter of 2009 was $0.33, an increase of 725.0%, compared with fully diluted earnings per common share of $0.04 for the fourth quarter of 2008. Fully diluted earnings per common share for the year ended December 31, 2009, was $0.74, an increase of 362.5% compared with fully diluted earnings per common share of $0.16 for the same period in 2008.

Non-GAAP fully diluted earnings per common share for the fourth quarter of 2009 and the year ended December 31, 2009, were $0.34 and $1.26, respectively. Non-GAAP fully diluted earnings per share is defined to mean non-GAAP net income, less accretion for preferred dividends, divided by fully diluted weighted average shares outstanding assuming the conversion of all redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009, for the applicable period. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

The Company’s effective tax rate for the year ended December 31, 2009, was 42.7%.  Before taking into account the settlement charge taken in the first quarter of 2009, the effective tax rate for the year ended December 31, 2009, was 40.6%.

Balance Sheet and Cash Flow

As of December 31, 2009, Bridgepoint had cash, cash equivalents and marketable securities of $170.6 million, compared with $56.5 million as of December 31, 2008.  The Company generated $131.7 million of cash from operating activities for the year ended December 31, 2009, compared with $70.7 million for the same period in 2008.

2010 Outlook

The Company is providing guidance for the year ending December 31, 2010.

•                  Total student enrollment is expected to be between 69,000 and 71,000 at December 31, 2010.

•                  Revenue is expected to be between $688.2 million and $691.2 million.

•                  Net income is expected to be between $114.5 million and $115.5 million.

•                  Fully diluted earnings per common share is expected to be between $1.86 and $1.88, based on an estimated fully diluted weighted average share count of 61.4 million for the year ending December 31, 2010.

•                  Bad debt as a percentage of revenues for 2010 is expected to be 5.1%.

•                  Capital expenditures for 2010 are expected to be between 7% and 8% of revenue.

•                  The Company’s effective tax rate for 2010 is estimated to be 40.6%.

This guidance takes into account a 5% tuition increase for online students at Ashford University and the University of the Rockies (all undergraduate and graduate degree programs) which will go into effect for the courses beginning on or after April 1, 2010.  There is currently no planned increase for ground students at Ashford University or the University of the Rockies.

About Non-GAAP Financial Measures

To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: non-GAAP instructional costs and services, non-GAAP marketing and promotional expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per common share.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results and may help in comparing its current-period results with those of prior periods.  Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the results of the Company’s business.

The material limitations of these non-GAAP financial measures are as follows: non-GAAP instructional costs and services, non-GAAP marketing and promotional expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per common share are not recognized terms under GAAP and do not purport to be alternatives to instructional costs and services, marketing and promotional expenses, general and administrative expenses, operating income, net income or fully diluted earnings per common share, respectively, as indicators of operating performance or any other GAAP measures.  Moreover, because not all companies use identical measures and calculations, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.  The Company compensates for these limitations by using non-GAAP financial measures in conjunction with traditional GAAP financial measures.

The following is a description of the non-GAAP financial measures referenced above:

Non-GAAP operating income.  Non-GAAP operating income is defined as operating income, plus (1) the charge of $11.1 million taken in the first quarter of 2009 related to the settlement of a stockholder claim (of which $10.6 million was non-cash), and (2) the non-cash expense of $30.4 million taken in the second quarter of 2009 related to the acceleration of certain exit options in connection with the Company’s initial public offering, in each case as discussed below.

•                  Settlement of stockholder claim.  In February 2009, certain holders of common stock and warrants to purchase common stock asserted various claims against the Company, its directors and officers and its majority stockholder. In March 2009, the Company reached a settlement with the claimants regarding these claims. The Company recorded a total expense of $11.1 million related to the settlement, of which $10.6 million was a non-cash expense, in the first quarter of 2009.

•                  Acceleration of exit options.  In March 2009, the Company’s board of directors amended certain exit options awarded to members of the management team to add an additional vesting condition so that the number of shares underlying the options that would not have vested upon the closing of the Company’s initial public offering, under the original terms of the options, would vest in full upon the closing of the offering. The amendment to the exit options resulted in total compensation expense of $30.4 million, a non-cash expense which was recorded upon the completion of the offering in the second quarter of 2009.

Non-GAAP instructional costs and services.  Non-GAAP instructional costs and services is defined as instructional costs and services less the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to instructional costs and services ($2.1 million).

Non-GAAP marketing and promotional expenses.  Non-GAAP marketing and promotional expenses is defined as marketing and promotional expenses less the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to marketing and promotional expenses ($5.0 million).

Non-GAAP general and administrative expenses.  Non-GAAP general and administrative expenses is defined as general and administrative expenses less (1) the $11.1 million settlement charge taken in the first quarter of 2009 and (2) the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to general and administrative expenses ($23.3 million).

Non-GAAP net income.  Non-GAAP net income is defined as net income plus (1) the net income effect of the $11.1 million settlement charge taken in the first quarter of 2009, and (2) the net income effect of the $30.4 million option acceleration charge taken in the second quarter of 2009.

Non-GAAP fully diluted earnings per common share. Non-GAAP fully diluted earnings per common share is defined to mean non-GAAP net income, less accretion for preferred dividends, divided by fully diluted weighted average shares outstanding assuming the conversion of redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009, for the applicable period. Management believes non-GAAP fully diluted earnings per common share provides a meaningful comparison to future results because all redeemable convertible preferred stock was converted to common stock at the closing of the Company’s initial public offering.

These non-GAAP financial measures have been reconciled to the related GAAP financial measures as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.  See “Reconciliation of Non-GAAP Measures” below.

Earnings Conference Call and Webcast

Bridgepoint Education will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (800) 214-0694 and for international callers is (719) 955-1425. The access code for all callers is 495332. A live webcast will also be available on the Company’s website at http://ir.bridgepointeducation.com/index.cfm.

A replay of the call will be available via telephone through March 9, 2010. To access the replay, dial (888) 348-4629 in the United States and (719) 884-8882 outside the United States; then enter the access code 495332.

Annual Meeting of Stockholders

The Company announced today that its 2010 Annual Meeting of Stockholders will take place on Wednesday, May 12, 2010 in San Diego, CA. The record date for this annual meeting will be Tuesday, March 23, 2010.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in such disciplines as business, education, psychology, social sciences and health sciences.  Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources. These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: the Company’s value proposition to students; competitiveness of the Company’s tuition; ability to continue to transfer credits from other institutions; ability to maintain and improve the quality of the Company’s education; management of future growth and scalability; development of military and corporate channels; estimates of new hires; proposed new programs; expectations that the Company can effectively manage the business within the regulatory environment; expectations regarding enrollments, financial position, results of operations and  liquidity; projections, predictions, expectations, estimates or forecasts as to the Company’s business, financial and operational results and future economic performance; management’s goals and objectives; and other similar matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.

Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the Company’s inability to influence the U.S. Department of Education’s Office of Inspector General (OIG) to change the findings in the OIG’s audit reports; the Company’s inability to address the OIG’s preliminary findings or the ultimate findings of the OIG’s audit reports; the imposition of fines or other corrective measures against the Company’s academic institutions; the Company’s failure to comply with the extensive regulatory framework applicable to its industry, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements and accrediting agency requirements; adverse regulatory changes affecting the Company’s industry; failure to achieve the expected benefits from transitioning to the eCollege online learning platform; the Company’s inability to continue to develop awareness among, to recruit and to retain students; competition in the postsecondary education market and its potential impact on the Company’s market share, recruiting cost and tuition rates; reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; the Company’s ability to attract and retain the personnel needed to sustain and grow its business; the Company’s inability to develop new programs or expand its existing programs in a timely and cost-effective manner; economic or other developments potentially impacting demand in the Company’s core disciplines or the availability or cost of Title IV or other funding; and other factors discussed in Part II, Item 1A (Risk Factors) of the Company’s quarterly reports on Form 10-Q filed on May 21, 2009, August 11, 2009, and November 4, 2009, and in other reports the Company may file with the Securities and Exchange Commission from time to time.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Revenue	$131,759	$69,123	$454,324	$218,290
Costs and expenses:
Instructional costs and services	36,478	20,772	120,089	62,822
Marketing and promotional	40,460	26,546	145,721	81,036
General and administrative	20,894	14,686	106,784	41,012
Total costs and expenses	97,832	62,004	372,594	184,870
Operating income	33,927	7,119	81,730	33,420
Other income, net	232	84	510	82
Income before income taxes	34,159	7,203	82,240	33,502
Income tax expense	14,559	1,550	35,135	7,071
Net income	19,600	5,653	47,105	26,431
Accretion of preferred dividends	—	(501)	(645)	(2,006)
Net income available to common stockholders	$19,600	$5,152	$46,460	$24,425
Earnings per common share:
Basic	$0.36	$0.10	$0.85	$0.38
Diluted	$0.33	$0.04	$0.74	$0.16
Weighted average common shares outstanding used in computing earnings per common share:
Basic	53,715	3,335	39,349	3,335
Diluted	60,033	7,959	45,181	7,757

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of December 31,	As of December 31,
	2009	2008
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$125,562	$56,483
Restricted cash	25	666
Marketable securities	44,988	—
Accounts receivable, net	43,232	28,946
Current portion of deferred income taxes	4,027	2,734
Prepaid expenses and other current assets	9,581	7,061
Total current assets	227,415	95,890
Property and equipment, net	47,362	27,715
Goodwill and intangibles	3,201	1,897
Deferred income taxes	13,491	2,366
Other long term assets	3,762	1,378
Total assets	$295,231	$129,246

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,870	$4,705
Accrued liabilities	24,579	16,543
Deferred revenue and student deposits	121,752	67,425
Other current liabilities	172	256
Total current liabilities	149,373	88,929
Other long term liabilities	4,353	3,208
Rent liability	6,896	3,938
Total liabilities	160,622	96,075
Commitments and contingencies
Redeemable convertible preferred stock	—	27,062
Total stockholders’ equity	134,609	6,109
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$295,231	$129,246

BRIDGEPOINT EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended
	December 31,
	2009	2008
	(In thousands)
Cash flows from operating activities
Net income	$47,105	$26,431
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	23,205	13,431
Depreciation and amortization	5,890	2,452
Amortization of premium/discount	(66)	—
Deferred income taxes	(12,418)	(5,658)
Stock-based compensation	35,943	1,827
Excess tax benefit of option exercises	(5,454)	—
Stockholder settlement (non-cash portion)	10,577	—
Gain on disposal of fixed assets	38	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(37,491)	(27,747)
Prepaid expenses and other current assets	(2,520)	(6,306)
Loans receivable	—	277
Other assets	(2,384)	(471)
Accounts payable and accrued liabilities	10,906	11,525
Deferred revenue and student deposits	54,327	50,608
U.S. governmental refundable loan funds	—	(221)
Other liabilities	2,917	2,206
Uncertain tax positions	1,152	2,394
Net cash provided by operating activities	131,727	70,748

Cash flows from investing activities
Capital expenditures	(24,249)	(15,884)
Purchase of marketable securities	(44,922)	—
Restricted cash	641	(666)
Acquisitions, net of cash acquired	(1,500)	—
Net cash used in investing activities	(70,030)	(16,550)

Cash flows from financing activities
Proceeds from the issuance of common stock, net of issuance costs of $8.6 million	28,104	—
Proceeds from exercise of stock options	344	—
Excess tax benefit of option exercises	5,454	—
Proceeds from issuance of stock under employee stock purchase plan	616	—
Proceeds from exercise of warrants	1,002	—
Payments on leases payable	(197)	(175)
Payments on conversion of preferred stock	(27,707)	—
Payments on notes payable	(234)	(4,891)
Net cash provided by (used in) financing activities	7,382	(5,066)
Net increase in cash and cash equivalents	69,079	49,132
Cash and cash equivalents at beginning of period	56,483	7,351
Cash and cash equivalents at end of period	$125,562	$56,483

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$201	$240
Income taxes	$38,457	$10,704

Supplemental disclosure of noncash investing and financing activities:
Purchase of property and equipment through capital lease obligations	$381	$77
Non-cash purchases of property and equipment	$749	$965

Reconciliation of Non-GAAP Measures

	GAAP As Reported	Adjustment for Settlement Charge	Adjustment for Exit Option Charge	Effect of Assumed Conversion of Preferred Stock as of January 1, 2009	Non-GAAP
	(Unaudited, in thousands)
For the Three Months Ended December 31, 2009
Instructional costs and services	$36,478	$—	$—	$—	$36,478
Marketing and promotional	40,460	—	—	—	40,460
General and administrative	20,894	—	—	—	20,894
Operating income	33,927	—	—	—	33,927
Net income	19,600	537	—	—	20,137
Net income available to common stockholders	19,600	537	—	—	20,137
Net income used in earnings per common share calculation	19,600	537	—	—	20,137

For the Year Ended December 31, 2009
Instructional costs and services	$120,089	$—	$(2,143)	$—	$117,946
Marketing and promotional	145,721	—	(5,009)	—	140,712
General and administrative	106,784	(11,060)	(23,240)	—	72,484
Operating income	81,730	11,060	30,392	—	123,182
Net income	47,105	9,269	17,104	—	73,478
Net income available to common stockholders	46,460	9,269	17,104	—	72,833
Net income used in earnings per common share calculation	33,408	6,665	12,299	20,461	72,833

	For the Three Months Ended December 31, 2009	For the Year Ended December 31, 2009
Diluted earnings per common share	$0.33	$0.74
Adjustment for settlement charge	0.01	0.15
Adjustment for exit option charge	—	0.27
Effect of assumed conversion of preferred stock as of January 1, 2009	—	0.10
Non-GAAP fully diluted earnings per common share	$0.34	$1.26

Weighted average common shares outstanding used in computing diluted earnings per share	60,033	45,181
Effect of assumed conversion of preferred stock as of January 1, 2009	—	12,612
Non-GAAP dilutive shares outstanding	60,033	57,793